CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of Securities to be Registered	Aggregate Offering Price	Registration Fee (2)
Common Stock (1), $.01 Par Value	$75,000,000	$4,185.00

(1)	Including associated preferred stock purchase rights.

(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

PROSPECTUS SUPPLEMENT (To Prospectus Dated November 21, 2008)	Filed pursuant to Rule 424(b)(2) Registration No. 333-155601
$75,000,000
Kansas City Southern
Common Stock
     On April 27, 2009, we entered into an ATM Equity OfferingSM* Sales Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, or Merrill Lynch, relating to shares of our common stock, $.01 par value, offered by this prospectus supplement and the accompanying prospectus having an aggregate sales price of up to $75,000,000.
     In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock at any time and from time to time through Merrill Lynch as our sales agent. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, or at negotiated prices.
     Our common stock is listed on the New York Stock Exchange under the symbol “KSU.” The last reported sale price of our common stock on the New York Stock Exchange on April 24, 2009 was $16.70 per share.
     Investing in our common stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock or determined that this prospectus supplement or the attached prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
     Merrill Lynch will receive from us a commission equal to 2.0% of the gross sales price per share for any shares sold through it as our sales agent under the sales agreement. Subject to the terms and conditions of the sales agreement, Merrill Lynch will use reasonable efforts to sell on our behalf any shares to be offered by us under the sales agreement.

Merrill Lynch & Co.

The date of this prospectus supplement is April 27, 2009.
* ATM Equity Offering is a service mark of Merrill Lynch & Co., Inc.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
This prospectus supplement and the accompanying prospectus are not offers to sell, nor are they seeking an offer to buy, the shares offered by this prospectus supplement or the accompanying prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein is accurate only as of the dates of the respective documents in which such information is included, regardless of the time of any sale of the shares of common stock offered hereby.

Prospectus Supplement
ABOUT THIS PROSPECTUS SUPPLEMENT
          This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, as well as general information about us and the securities being offered hereunder. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. You should read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under the headings “Additional Information” and “Incorporation of Documents By Reference” in this prospectus supplement, and under the heading “Where You Can Find More Information” in the accompanying prospectus.
          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the sales agent has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is included. Our business, financial condition, results of operations and prospects may have changed since those dates.
          Unless we have specified otherwise, reference in this prospectus supplement to “we,” “us,” “our,” and “KCS” refer to Kansas City Southern and our consolidated subsidiaries.
MARKET DATA
          We obtained the market and competitive position data used throughout this prospectus supplement from internal surveys, as well as market research, publicly available information and industry publications as indicated herein. We have also included data from reports prepared by the American Association of Railroads. Industry publications, including those referenced here, generally state that the information presented therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys and market research, while believed to be reliable, have not been independently verified, and neither we nor the sales agent make any representation as to the accuracy of such information.
ADDITIONAL INFORMATION
          We are required to file periodic reports and other information (File No. 001-04717) with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such reports, documents and other information may be inspected and copied at the public reference facilities of the SEC, at 100 F. Street, N.E., Washington, D.C. 20459. Copies of this material may also be obtained by mail, upon payment of the SEC’s prescribed rates, by writing to the Public Reference Section of the SEC at 100 F. Street, N.E., Washington, D.C. 20459. Copies of such material may also be obtained from the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York, 10005, on which our common stock is listed.
          This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of KCS, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

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INCORPORATION OF DOCUMENTS BY REFERENCE
          We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this prospectus supplement, until we have sold all of the shares to which this prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement in any document incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes such statement.
          The following documents filed by us with the SEC are incorporated herein by reference:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Our Current Reports on Form 8-K filed January 7, 2009, February 2, 2009, March 2, 2009, March 23, 2009, April 3, 2009 and April 13, 2009;

•	Our Definitive Proxy Statement on Schedule 14 filed on March 30, 2009; and

•	The description of our common stock and the associated Series A Preferred Stock Purchase Right contained in our Form 8-A filed on May 19, 1986 and any amendments or reports filed for the purpose of updating that description.
          All documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference into this prospectus from the date of the filing of the documents, except for information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information filed with the SEC previously.
          Upon request, copies of documents incorporated into this document by reference, except for exhibits, unless such exhibits are specifically incorporated into such documents by reference, are available without charge by contacting:
Kansas City Southern
PO Box 219335
Kansas City, MO 64121-9335
(816) 983-1237

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus supplement and the accompanying prospectus contains and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. Many of the forward-looking statements may be identified by the use of forward-looking words such as “believe,” “expect,” “could,” “anticipate,” “should,” “plan,” “estimate” and “potential,” among others. These statements appear in a number of places in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, and include, but are not limited to, statements regarding our intent, belief or current expectations with respect to:
•	fluctuations in the market price for our common stock;

•	our dividend policy and restrictions on our ability to pay dividends on our common stock;

•	our high degree of leverage;

•	our potential need for and ability to obtain additional financing;

•	our ability to successfully implement our business strategy, including the strategy to convert customers from using trucking services to rail transportation services;

•	the impact of competition, including competition from other rail carriers, trucking companies and maritime shippers in the United States and Mexico;

•	United States, Mexican and global economic, political and social conditions;

•	the effects of the North American Free Trade Agreement on the level of trade among the United States, Mexico and Canada;

•	uncertainties regarding the litigation we face and any future claims and litigation;

•	the effects of employee training, technological improvements and capital expenditures on labor productivity, operating efficiencies and service reliability;

•	the adverse impact of any termination or revocation of Kansas City Southern de México’s Concession by the Mexican government;

•	legal or regulatory developments in the United States, Mexico or Canada;

•	our ability to generate sufficient cash to pay principal and interest on our debt, meet our obligations and fund our other liquidity needs, including our ability to collect on our customer receivables;

•	the effects of adverse general economic conditions affecting customer demand and the industries and geographic areas that produce and consume the commodities we carry;

•	material adverse changes in economic and industry conditions, including the availability of short and long-term financing, both within the United States and Mexico and globally;

•	natural events such as severe weather, fire, floods, hurricanes, earthquakes or other disruptions to our operating systems, structures and equipment or the ability of customers to produce or deliver their products;

•	changes in fuel prices and our ability to assess fuel surcharges;

•	our ability to attract and retain qualified management personnel;

•	changes in labor costs and labor difficulties, including work stoppages affecting either our operations or our customers’ abilities to deliver goods for shipment;

•	credit risk of customers and counterparties and their failure to meet their financial obligations;

•	the outcome of claims and litigation, including those related to environmental contamination, antitrust claims, personal injuries, and occupational illnesses arising from hearing loss, repetitive motion and exposure to asbestos and diesel fumes;

•	acts of terrorism or risk of terrorist activities;

•	war or risk of war;

•	political and economic conditions in Mexico and the level of trade between the United States and Mexico;

•	legislative, regulatory, or legal developments involving taxation, including enactment of new foreign, federal or state income or other tax rates, revisions of controlling authority, and the outcome of tax claims and litigation; and

•	other factors described in this prospectus supplement and the accompanying prospectus.
          Forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecast in the forward-looking statements. In addition, the forward-looking events discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference might not occur. These risks and uncertainties include, among others, those described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement (as updated in our future SEC filings incorporated by reference in this prospectus supplement). You are cautioned not to place undue reliance on these forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated in or referred to in this prospectus supplement and the accompany prospectus, including documents filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, with the understanding that actual future results and events may be materially different from what we currently expect.
          The forward-looking statements included in this prospectus supplement and the accompanying prospectus reflect our views and assumptions only as of the respective dates of this prospectus supplement and the accompanying prospectus, as applicable. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
          The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” and the documents incorporated by reference herein, including our financial statements and the notes to those financial statements contained in such documents, before making an investment decision. When used in this prospectus supplement, the terms “we,” “us,” “our,” and “KCS” refer to Kansas City Southern and our consolidated subsidiaries, unless specified otherwise.
KANSAS CITY SOUTHERN
          Kansas City Southern, or KCS, a Delaware corporation, is a holding company with domestic and international rail operations in North America that are strategically focused on the growing north/south freight corridor connecting key commercial and industrial markets in the central United States with major industrial cities in Mexico. We had approximately 6,400 employees on December 31, 2008. The Kansas City Southern Railway Company, or KCSR, which was founded in 1887, is a U.S. Class I railroad. KCSR serves a ten-state region in the midwest and southeast regions of the United States and has the shortest north/south rail route between Kansas City, Missouri and several key ports along the Gulf of Mexico in Alabama, Louisiana, Mississippi, and Texas.
          We control and own all of the stock of Kansas City Southern de México, S.A de C.V., or KCSM. Through its 50-year Concession from the Mexican government, or the Concession, which will expire in 2047 unless extended, KCSM operates a key commercial corridor of the Mexican railroad system and has as its core route the most strategic portion of the shortest, most direct rail passageway between Mexico City and Laredo, Texas. KCSM serves most of Mexico’s principal industrial cities and three of its major seaports. KCSM’s rail lines provide exclusive rail access to the United States and Mexico border crossing at Nuevo Laredo, Mexico, the largest rail freight interchange point between the United States and Mexico. Under the Concession, KCSM has the right to control and operate the southern half of the rail bridge at Laredo, Texas, which spans the Rio Grande River between the United States and Mexico.
          We control and own all of the stock of Mexrail, Inc., or Mexrail, which, in turn, wholly owns The Texas Mexican Railway Company, or Tex-Mex. Tex-Mex operates a 157-mile rail line extending from Laredo, Texas to the port city of Corpus Christi, Texas, which connects the operations of KCSR with KCSM. Tex-Mex connects with KCSM at the United States/Mexico border at Laredo, Texas, and connects to KCSR through trackage rights at Beaumont, Texas. Through our ownership of Mexrail, we own the northern half of the rail bridge at Laredo, Texas. Laredo is a principal international gateway through which more than half of all rail and truck traffic between the United States and Mexico crosses the border. We also control the southern half of this bridge through our ownership of KCSM.
          Our rail network (consisting of KCSR, KCSM and Tex-Mex) comprises approximately 6,000 miles of main and branch lines extending from the midwest and southeast portions of the United States south into Mexico and connects with other Class I railroads, providing shippers with an effective alternative to other railroad routes and giving direct access to Mexico and the southeast and southwest United States through less congested interchange hubs. Panama Canal Railway Company, or PCRC, a joint venture company owned equally by us and Mi-Jack Products, Inc., or Mi-Jack, was awarded a concession from the Republic of Panama to reconstruct and operate the Panama Canal Railway, a 47-mile railroad located adjacent to the Panama Canal that provides international container shipping companies with a railway transportation option in lieu of the Panama Canal. The concession was awarded in 1998 for an initial term of 25 years with an automatic renewal for an additional 25 year term. The Panama Canal Railway is a north-south railroad traversing the Isthmus of Panama between the Atlantic and Pacific Oceans. PCRC’s subsidiary, Panarail Tourism Company, or Panarail, operates and promotes commuter and tourist passenger service over the Panama Canal Railway.

CORPORATE INFORMATION
          Kansas City Southern was incorporated in 1962 as Kansas City Southern Industries, Inc. and in 2002 formally changed its name to Kansas City Southern. Our principal executive offices are located at 427 West 12th Street, Kansas City, Missouri, 64105, and our telephone number is (816) 983-1303. Our website is www.kcsouthern.com. Information on our website is not part of, or incorporated by reference into, this prospectus supplement.

THE OFFERING

Issuer	Kansas City Southern

Common Stock Offered	Shares of common stock, $.01 par value, having an aggregate sales price of up to $75,000,000.

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds.”

Risk Factors	An investment in our common stock is subject to risks. Please refer to “Risk Factors” and other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before investing in shares of our common stock.

Dividends	We do not anticipate making any cash dividend payments or other distributions to our common stockholders in the foreseeable future. See “Dividend Policy.”

New York Stock Exchange Symbol	KSU

RISK FACTORS
          An investment in our common stock is subject to risk. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein.
          Before you decide to invest in our common stock, you should consider the risk factors below as well as the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any risk factors set forth in our other filings with the SEC pursuant to the Exchange Act before making an investment decision. Please refer to “Incorporation of Documents By Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus for discussions of these other filings.
Risks Relating to our Common Stock and the Offering
The price of our common stock is volatile, which may cause the value of your investment to decline.
          The market price of our common stock has experienced, and may continue to experience, significant volatility. Between January 1, 2008 and March 31, 2009, the trading price of our common stock on the New York Stock Exchange has ranged from a low of $12.47 per share to a high of $55.90 per share. Numerous factors, including many over which we have no control, may have a significant impact on the market price of our common stock. These risks include those described in this “Risk Factors” section and in the documents incorporated herein by reference (as updated in our future SEC filings incorporated by reference in this prospectus supplement) as well as, among other things:
•	quarterly variations in operating results;

•	operating results that vary from the expectations of management, securities analysts, ratings agencies and investors;

•	changes in expectations as to future financial performance, including financial estimates by securities analysts, ratings agencies and investors;

•	developments generally affecting the railroad industry;

•	announcements by us or our competitors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	the assertion or resolution of significant claims or proceedings against us;

•	our dividend policy and restrictions on the payment of dividends contained in our credit agreement;

•	future sales of our equity or equity-linked securities;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business and operations;

•	changes in the competitive landscape for our industry;

•	the issuance of common stock in payment of dividends on preferred stock or upon conversion of preferred stock; and

•	general domestic and international economic conditions including the availability of short- and long-term financing.

          In addition, the stock market in recent years and particularly since mid-2008 has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common stock, regardless of our operating performance. Furthermore, stockholders may initiate securities class action lawsuits if the market price of our stock drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management. As a result of these factors, among others, the value of your investment may decline, and you may be unable to resell your shares of our common stock at or above the offering price.
We may issue additional shares of common stock, preferred stock or securities convertible into equity securities and thereby materially and adversely affect the price of our common stock. Hedging activities may depress the trading price of our common stock.
          Any future issuances of equity securities, including upon conversion of existing or future issuances of convertible securities, could dilute your interests and could substantially decrease the trading price of our common stock. We are not restricted from issuing additional common stock and have no obligation to consider your interests for any reason. We cannot predict the size or future issuances or sales of our common stock or the effect, if any, that such issuances or sales, including those made pursuant to the sales agreement, may have on the market price for our common stock. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. In addition, Merrill Lynch, as sales agent under the sales agreement, will not engage in any transactions that stabilize the price of our common stock. The issuance and sale of substantial amounts of common stock, including issuances and sales pursuant to the sales agreement, or the announcement that such issuances and sales may occur, may materially and adversely affect the price of our common stock.
          We may issue equity securities in the future for a number of reasons, including financing our operations and business strategy, to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of outstanding stock options or for other reasons. As of March 31, 2009, there were:
•	9,098,976 shares of our common stock issued or reserved for issuance under our 1991 Amended and Restated Stock Option and Performance Award Plan, our 2008 Stock Option and Performance Award Plan and our Employee Stock Purchase Plan;

•	1,783,478 shares of common stock held by executive officers and directors outside those plans; and

•	6,999,826 shares of our common stock reserved for issuance upon conversion of the outstanding shares of our convertible preferred stock.
          In addition, if our board of directors decides to issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease.
Resales of our common stock in the public market following the offering may cause its market price to fall.
          We may issue shares of our common stock with an aggregate sales price of up to $75 million in connection with this offering. The issuance of these new shares could have the effect of depressing the market price for shares of our common stock.
We may invest or spend the proceeds in this offering in ways with which you may not agree and in ways that may not earn a profit.
          We intend to use the net proceeds from this offering for general corporate purposes. We will retain broad discretion over the use of the proceeds from this offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits.

USE OF PROCEEDS
          We currently intend to use the net proceeds from the sale of the common stock offered hereby for general corporate purposes, which may include the repayment of indebtedness, financing of capital expenditures or funding of potential acquisitions or other business transactions.
          Our management will retain broad discretion over the use of proceeds and we may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, we intend to invest the net proceeds in short-term, interest-bearing instruments.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS
          Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “KSU.” As of April 15, 2009, we had approximately 91,579,243 shares of common stock outstanding and 4,752 holders of record of our common stock (including 115 holders of record of our 4% noncumulative preferred stock entitled to vote).
          The following table sets forth, for the periods indicated below, the high and low sales prices for our common stock as reported by the NYSE:

	Price range of
	common stock
Quarter Ended	High	Low
Fiscal Year Ended December 31, 2007
First Quarter	$36.34	$28.15
Second Quarter	$43.00	$35.00
Third Quarter	$41.95	$27.66
Fourth Quarter	$39.52	$31.25
Fiscal Year Ended December 31, 2008
First Quarter	$41.55	$29.00
Second Quarter	$50.66	$39.01
Third Quarter	$55.90	$40.05
Fourth Quarter	$44.38	$15.71
Fiscal Year Ended December 31, 2009
First Quarter	$23.54	$12.47
Second Quarter (through April 24, 2009)	$17.48	$12.25
          On April 24, 2009, the last reported sale price of our common stock on the NYSE was $16.70 per share.
DIVIDEND POLICY
          Common Stock. We have not declared any cash dividends or made any other distribution on our common stock during the last five fiscal years and we do not anticipate making any cash dividend payments to our common stockholders in the foreseeable future. Pursuant to our credit agreement, we are prohibited from the payment of cash dividends on our common stock; we may, however, pay dividends payable in shares of our common stock.
          Preferred Stock. We are restricted from paying cash dividends on our Series D Preferred Stock when our coverage ratio (as defined in the indentures for KCSR’s 8.0% Senior Notes and 13.0% Senior Notes) is less than 2.0:1; we may, however, pay dividends payable in shares of our common stock. It is our intention to pay timely cash dividends on all preferred stock in either cash or stock when dividend payments are not restricted under the covenants of our various debt agreements and we have adequate levels of liquidity. In the event that dividends on our Series D Preferred Stock are in arrears for six consecutive quarters (or an equivalent number of days in the aggregate, whether or not consecutive), holders of our Series D Preferred Stock, as applicable, will be entitled to elect two of the authorized number of directors at the next annual stockholders’ meeting, and at each subsequent stockholders’ meeting until such time as all accumulated dividends are paid on the Series D Preferred Stock, as applicable, or set aside for payment.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
          The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock. This summary addresses only the U.S. federal income tax considerations of holders of our common stock who are initial purchasers of our common stock and that will hold the common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).
          This description does not address tax considerations applicable to holders that may be subject to certain special U.S. federal income tax rules, such as:
•	financial institutions,

•	banks,

•	insurance companies,

•	real estate investment trusts,

•	regulated investment companies,

•	partnerships (or any other entities treated as partnerships for U.S. federal income tax purposes),

•	grantor trusts,

•	dealers or traders in securities or currencies or notional principal contracts,

•	tax-exempt entities,

•	certain former citizens or long-term residents of the United States,

•	persons that received shares as compensation for the performance of services or pursuant to the exercise of options or warrants,

•	persons who use or are required to use mark-to-market accounting,

•	persons that will hold shares as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of “synthetic security” or other integrated transaction for U.S. federal income tax purposes, or

•	U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar.
          This summary is not intended to constitute a complete analysis of all U.S. federal income tax consequences relating to the purchase, ownership and disposition of our common stock. Moreover, this summary does not address the U.S. federal estate and gift or alternative minimum tax consequences, or any U.S. state, local or foreign tax consequences, of the purchase, ownership and disposition of our common stock.
          This summary is based upon the Code, proposed, temporary and final Treasury regulations promulgated under the Code, and judicial and administrative interpretations of the Code and Treasury regulations, in each case as in effect as of the date of this prospectus supplement. The Code, Treasury regulations and judicial and administrative interpretations thereof may change at any time, and any change could be retroactive to the date of this prospectus supplement. The Code, Treasury regulations and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service (the “IRS”) or U.S. courts will agree with the tax consequences described in this summary.
EACH PROSPECTIVE PURCHASER OF OUR COMMON STOCK IS URGED TO CONSULT ITS TAX
ADVISOR REGARDING ITS SPECIFIC U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX
CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF
OUR COMMON STOCK.
          For purposes of this summary, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:
•	a citizen or individual resident of the United States;

•	corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof (or the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if such trust was in existence on August 20, 1996 and validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.
          A “Non-U.S. Holder” is a beneficial owner of our common stock that is an individual, a corporation, an estate or a trust that is not a U.S. Holder. Special rules may apply to a Non-U.S. Holder that is a “controlled foreign corporation” or a “passive foreign investment company” or is otherwise subject to special treatment under the Code. Any such holders should consult their own tax advisors to determine the U.S. federal, state, local, and foreign tax consequences that may be relevant to them.
          If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner should consult its own tax advisors as to the U.S. federal income tax consequences of being a partner in a partnership that acquires, holds, or disposes of our common stock.
U.S. HOLDERS
Distributions on Common Stock
General Taxation of Distributions
          We currently do not make distributions with respect to our common stock and do not anticipate making distributions in the foreseeable future. However, a U.S. Holder that receives a distribution with respect to our common stock, including a constructive distribution, of cash or property, generally will be required to include the amount of such distribution in gross income as a dividend to the extent of our current or accumulated “earnings and profits,” as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in our common stock and thereafter as gain from the sale or exchange of common stock. (See “Sale or Exchange of Common Stock” below). Dividends received on common stock generally will be eligible for the “dividends received deduction” if the U.S. Holder receiving such dividend is a U.S. corporation.
Reduced Tax Rates for Certain Dividends
          For taxable years beginning before January 1, 2011, a dividend paid by us generally will be eligible to be taxed at the preferential tax rates applicable to long-term capital gains if the U.S. Holder receiving such dividend is an individual, estate, or trust.
Sale or Exchange of Common Stock
          A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of our common stock in an amount equal to the difference, if any, between the amount realized on such sale or exchange and the U.S. Holder’s adjusted tax basis in our common stock. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if the common stock is held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. Deductions for capital losses are subject to significant limitations under the Code.
Information Reporting and Backup Withholding
          Unless a U.S. Holder is a corporation or other exempt recipient, payments to certain U.S. Holders of dividends or the proceeds of the sale or other disposition of our common stock that are made within the United States or through certain United States-related financial intermediaries may be subject to information reporting. Such payments may also be subject to U.S. federal backup withholding tax at the applicable rate if the U.S. Holder fails to supply a correct taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder’s U.S. federal income tax and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
NON-U.S. HOLDERS
Distributions on Common Stock
          As stated above, we currently do not make distributions with respect to our common stock and do not anticipate making any distributions on our common stock in the foreseeable future. Should our intentions change, however, except as described below, if you are a Non-U.S. Holder, dividends paid to you will be subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:
•	a valid IRS Form W-8BEN upon which you certify, under penalties of perjury, your status as (or, in the case of a Non-U.S. Holder that is an estate or trust, such forms certifying the status of each beneficiary of the estate or trust as) a non-United States person and your entitlement to the lower treaty rate with respect to such payments; or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with Treasury regulations.
          If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.
          If dividends paid to you are effectively connected with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, and the dividends are effectively connected with your conduct of a trade or business within the United States or attributable to a permanent establishment in the United States and are includible in your gross income. Such dividends, however, will be taxed at rates applicable to U.S. Holders on a net income basis. If you are a corporate Non-U.S. Holder, such dividends, under certain circumstances, may also be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Sale or Exchange of Common Stock
          If you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income tax on any gain that you recognize on a sale or exchange of common stock unless:
•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis;

•	you are an individual, you hold the common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the disposition, and certain other conditions exist; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

          U.S. gains described in the first bullet point are taxed at rates applicable to U.S. citizens, resident aliens, and domestic U.S. corporations on a net income tax basis. If you are a corporate Non-U.S. Holder, such gains, under certain circumstances, may also be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. A Non-U.S. Holder described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the disposition, which gain may be offset by U.S.-source capital loss.
          We believe we are not, and we do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.
Information Reporting and Backup Withholding
          Except as described below, a Non-U.S. Holder generally will be exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of common stock effected at a United States office of a broker, as long as the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:
•	a valid IRS Form W-8BEN upon which you certify, under penalties of perjury, that you are a Non-U.S. Holder; or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with Treasury regulations.
          However, we must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.
          Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:
•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in Treasury regulations, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.
          In addition, a sale of common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:
•	a United States person;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year (a) one or more of its partners are “U.S. persons”, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (b) such foreign partnership is engaged in the conduct of a United States trade or business, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

PLAN OF DISTRIBUTION
          We have entered into a sales agreement with Merrill Lynch under which we may issue and sell from time to time shares of our common stock having an aggregate sales price of up to $75,000,000 through Merrill Lynch as our sales agent. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. As agent, Merrill Lynch will not engage in any transactions that stabilize our common stock.
          Merrill Lynch will offer the shares of common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Merrill Lynch. We will designate the maximum amount of shares of common stock to be sold through Merrill Lynch on a daily basis or otherwise determine such maximum amount together with Merrill Lynch. Subject to the terms and conditions of the sales agreement, Merrill Lynch will use reasonable efforts to sell on our behalf all of the designated shares of common stock. We may instruct Merrill Lynch not to sell shares of common stock if the sales cannot be effected at or above the price designated by us. We or Merrill Lynch may suspend the offering of shares of common stock being made through Merrill Lynch under the sales agreement upon proper notice to the other party.
          Merrill Lynch will receive from us a commission equal to 2.0% of the gross sales price per share for any shares sold through it as our sales agent under the sales agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares.
          Merrill Lynch will provide written confirmation to us following the close of trading on the NYSE each day in which shares of common stock are sold by it for us under the sales agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the net proceeds to us, and the compensation payable by us to Merrill Lynch.
          Settlement for sales of shares of common stock will occur, unless the parties agree otherwise, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.
          We will report at least quarterly the number of shares of common stock sold through Merrill Lynch under the sales agreement, the net proceeds to us, and the compensation paid by us to Merrill Lynch in connection with the sales of common stock.
          In connection with the sale of the common stock on our behalf, Merrill Lynch may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Merrill Lynch may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Merrill Lynch against certain civil liabilities, including liabilities under the Securities Act.
          In the ordinary course of their business, Merrill Lynch and/or its affiliates have in the past performed, and may continue to perform, investment banking, broker dealer, lending, financial advisory, or other services for us for which they have received, or may receive, separate fees. In particular, affiliates of Merrill Lynch have interests in KCSR’s term loan facility and revolving credit facility, and will receive interest, fees and other amounts thereunder.
          If Merrill Lynch or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of common stock under the sales agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of Merrill Lynch and us.
          We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to Merrill Lynch under the sales agreement, will be approximately $500,000.
          The offering of common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of shares of our common stock having an aggregate sales price of $75,000,000 or (2) the termination of the sales agreement by either Merrill Lynch or us.

VALIDITY OF SECURITIES
          Certain legal matters regarding the common stock will be passed upon for us by Sonnenschein Nath & Rosenthal LLP. Certain legal matters regarding the common stock will be passed upon for the sales agent by Shearman & Sterling LLP.
EXPERTS
          Our consolidated financial statements as of December 31, 2008 and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
KANSAS CITY SOUTHERN
COMMON STOCK,
PREFERRED STOCK,
STOCK PURCHASE CONTRACTS,
STOCK PURCHASE UNITS
WARRANTS
DEBT SECURITIES*
THE KANSAS CITY SOUTHERN
RAILWAY COMPANY
DEBT SECURITIES*
*GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY KANSAS CITY SOUTHERN OR THE
KANSAS CITY SOUTHERN RAILWAY COMPANY, AND
CERTAIN SUBSIDIARIES OF KANSAS CITY SOUTHERN
     We will provide the specific terms of these securities in supplements to this prospectus. Information on the time and manner in which the Kansas City Southern may offer and sell securities under this prospectus, will be provided under in a prospectus supplement that will be filed supplementing the information in this prospectus.
     Our principal executive offices are located at 427 West 12th Street, Kansas City, Missouri 64105. The common stock of Kansas City Southern (“KCS”) is listed on the New York Stock Exchange under the symbol “KSU.” On November 20, 2008, the last reported sale price of KCS’ common stock was $17.50 per share.
     For a discussion of certain factors that you should consider before investing in the securities, see “Risk Factors” beginning on page 1 of this Prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such information as specified in this prospectus, if different.
The date of this prospectus is November 21, 2008

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the Company may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered by the Company. Each time the Company sells securities, we will provide you with this prospectus and, in certain cases a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
     Unless we have indicated otherwise, references in this prospectus to “KCS” mean Kansas City Southern and references to the “Company,” “we,” “us,” “our,” and similar terms refer to KCS and our consolidated subsidiaries.
RISK FACTORS
     An investment in our securities involves certain risks. Before investing in our common stock, preferred stock, debt securities or other securities, you should carefully consider the risk factors described in “Risk Factors” in our periodic reports filed with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 15, 2008, and subsequent periodic reports or supplements to this prospectus containing updated disclosures of such factors, together with all of the other information included in this prospectus, any prospectus supplement, other offering materials and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.
USE OF PROCEEDS
     We will describe the use of proceeds from the sale of our securities in the prospectus supplement related to the sale of those securities.
RATIOS OF EARNINGS TO FIXED CHARGES

Nine Months Ended
	Year Ended December 31,					September 30,
	2007	2006	2005	2004	2003	2008	2007
Ratio of earnings to fixed charges(1)	2.1x	1.7x	1.5x	2.0x	0.8x	2.5x	1.9x
Ratio of earnings to combined fixed charges and preference dividends(2)	1.8x	1.5x	1.4x	1.6x	0.8x	2.3x	1.6x

(1)	For the purpose of computing the ratio of earnings to fixed charges, earnings include pre-tax income before minority interest and equity in earnings of unconsolidated affiliates, fixed charges and distributed income of equity investments. Fixed charges include interest expense on indebtedness and the portion of rent that represents a reasonable approximation of the interest factor. For the year ended December 31, 2003, the ratio of earnings to fixed charges was less than 1:1. This ratio would have been 1:1 if a deficiency of $10.5 million was eliminated.

(2)	For the purpose of computing the ratio of earnings to combined fixed charges and preference dividends, earnings is divided by the sum of fixed charges and preference dividends. For the year ended December 31, 2003, the ratio of earnings to combined fixed charges and preference dividends was less than 1:1. This ratio would have been 1:1 if a deficiency of $18.2 million was eliminated.
PLAN OF DISTRIBUTION
          Subject to the restrictions described in this prospectus and any prospectus supplement, the Company may offer and sell or exchange the securities described in this prospectus from time to time in any of the following ways:
•	The securities may be sold through a broker or brokers, acting as principals or agents. Agents designated by the Company from time to time may solicit offers to purchase the securities. The prospectus supplement will name any such agent who may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “1933 Act”), involved in the offer or sale of the securities in respect of which this prospectus is delivered. Transactions through broker-dealers may include block trades in which brokers or dealers will attempt to sell the securities as agent but may position and resell the block as principal to facilitate the transaction. The securities may be sold through dealers or agents or to dealers acting as market makers. Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from us or the Company and/or the purchasers of the securities for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

•	The securities may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, or in transactions otherwise than on such exchanges or services or in the over-the-counter market.

•	The securities may be sold in private sales directly to purchasers.

•	The Company may enter into derivative transactions or forward sale agreements on shares of securities with third parties. In such event, the Company may pledge the shares underlying such transactions to the counterparties under such agreements, to secure the Company’s delivery obligation. The counterparties or third parties may borrow shares of securities from the Company or third parties and sell such shares in a public offering. This prospectus may be delivered in conjunction with such sales. Upon settlement of such transactions, the Company may deliver shares of securities to the counterparties that, in turn, the counterparties may deliver to the Company or third parties, as the case may be, to close out the open borrowings of securities. The counterparty in such transactions will be an underwriter and will be identified in the applicable prospectus supplement.

•	The Company may also sell its shares of securities through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in conjunction with those sales.
LEGAL MATTERS
          Sonnenschein Nath & Rosenthal LLP, Kansas City, Missouri, will issue an opinion to us relating to the legality of any securities that are offered by this prospectus and any prospectus supplement. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters of an offering of the securities, that counsel will be named in the prospectus supplement relating to that offering.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The consolidated financial statements of Kansas City Southern as of December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2007 consolidated financial statements refers to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007.
          With respect to the unaudited interim financial information for the periods ended March 31, 2008 and 2007, June 30, 2008 and 2007, and September 30, 2008 and 2007, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2008 and 2007, June 30, 2008 and 2007, and September 30, 2008 and 2007, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “1933 Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports and other information with the SEC. You may inspect and copy such material at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. You can also find our SEC filings at the SEC’s website at www.sec.gov and on our website at www.KCSouthern.com. Information contained on our website is not part of this prospectus.
          In addition, our reports and other information concerning us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, where our common stock is listed.
          The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008; June 30, 2008 and September 30, 2008;

•	The Company’s Current Reports on Form 8-K filed March 5, 2008; April 1, 2008; April 18, 2008; May 23, 2008; June 2, 2008; June 12, 2008; July 2, 2008; July 8, 2008; July 16, 2008; September 15, 2008; September 19, 2008; October 7, 2008, October 22, 2008 and November 17, 2008;

•	The Company’s Notice of Annual Meeting and definitive Proxy Statement filed on March 26, 2008 in connection with Company’s 2008 Annual Meeting of Stockholders;

•	The Company’s Notice of Special Meeting and definitive Proxy Statement filed on September 5, 2008 in connection with Company’s Special Meeting of Stockholders held on October 7, 2008; and

•	The description of the Company’s Common Stock, par value $0.01 per share, and the associated Series A Preferred Stock Purchase Right in the Company’s Form 8-A filed on May 19, 1986 and any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02, Item 7.01 or disclosures made in accordance with Regulation FD on Item 8.01 in any current report on Form 8-K), prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such document. In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02, Item 7.01 or disclosures made in accordance with Regulation FD on Item 8.01 in any current report on Form 8-K) after the date of the initial registration statement shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
          We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to Kansas City Southern, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by United Parcel Service or some other form of express delivery to 427 West 12th Street, Kansas City, Missouri 64105), Attention: Corporate Secretary’s Office, or if by telephone at (816) 983-1237.
FORWARD-LOOKING STATEMENTS
          This prospectus and the documents incorporated in this prospectus by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In addition, management may make forward-looking statements orally or in other writings, including, but not limited to, in press releases, in the annual report to shareholders and in our other filings with the Securities and Exchange Commission. Readers can identify these forward-looking statements by the use of such verbs as expects, anticipates, believes or similar verbs or conjugations of such verbs. These Statements involve a number of risks and uncertainties. Actual results could materially differ from those anticipated by such forward-looking statements. Such differences could be caused by a number of factors or combination of factors including, but not limited to, the factors identified below. Readers are strongly encouraged to consider these factors and the following factors when evaluating any forward-looking statements concerning us:
•	fluctuations in the market price for KCS’ common stock;

•	KCS’ dividend policy and restrictions on KCS’ ability to pay dividends on its common stock;

•	our high degree of leverage;

•	our potential need for and ability to obtain additional financing;

•	our ability to successfully implement our business strategy, including the strategy to convert customers from using trucking services to rail transportation services;

•	the impact of competition, including competition from other rail carriers and trucking companies in the United States and Mexico;

•	United States, Mexican and global economic, political and social conditions;

•	the effects of the North American Free Trade Agreement, or NAFTA, on the level of trade among the United States, Mexico and Canada;

•	uncertainties regarding litigation and any future claims and litigation;

•	the effects of employee training, technological improvements and capital expenditures on labor productivity, operating efficiencies and service reliability;

•	the adverse impact of any termination or revocation of Kansas City Southern de México’s Concession by the Mexican government;

•	our ability to generate sufficient cash to pay principal and interest on our debt, meet our obligations and fund our other liquidity needs;

•	legal or regulatory developments in the United States, Mexico or Canada;

•	the effects of adverse general economic conditions affecting customer demand and the industries and geographic areas that produce and consume the commodities we transport;

•	the effects of general adverse conditions on the capital markets upon which we rely to provide some of our capital requirements;

•	material adverse changes in economic and industry conditions, both within the United States and Mexico and globally;

•	natural events such as severe weather, fire, floods, hurricanes, earthquakes or other disruptions of our operating systems, structures and equipment or the ability of customers to produce or deliver their products;

•	changes in fuel prices and our ability to assess fuel surcharges;

•	our ability to attract and retain qualified management personnel;

•	changes in labor costs and labor difficulties, including work stoppages affecting either our operations or our customers’ abilities to deliver goods for shipment;

•	the outcome of claims and litigation, including those related to environmental contamination, antitrust claims, personal injuries, and occupational illnesses arising from hearing loss, repetitive motion and exposure to asbestos and diesel fumes;

•	acts of terrorism or war or risk of terrorist activities or war;

•	legislative, regulatory, or legal developments in the United States, Mexico or Canada involving taxation, including enactment of new foreign, federal or state income or other tax rates, revisions of controlling authority, and the outcome of tax claims and litigation; and

•	other factors described in this prospectus.
     We will not update any forward-looking statements to reflect future events or developments. If we do update one or more forward- looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.